UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: June 10, 2010

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation)  (Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
                   (Registrant's telephone number)

             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On June 10, 2010, AMR Corporation ("AMR") issued a press release announcing the appointment of Daniel P. Garton, the Executive Vice President - Marketing of AMR and American Airlines, Inc. ("American"), as the President and Chief Executive Officer of AMR's wholly-owned subsidiary, AMR Eagle Holding Corporation and its subsidiaries, including American Eagle Airlines, Inc. (collectively, "AMR Eagle").  A copy of the press release announcing the appointment is attached as Exhibit 99.1 and is incorporated by reference.

On June 10, 2010, AMR and American entered into an American Eagle Assignment Agreement (the "Agreement") with Mr. Garton.  AMR believes that it is in the best interest of its shareholders and of AMR Eagle Holding Corporation, its subsidiaries, its employees and all its stakeholders to appoint senior management with previous airline experience at a publicly traded company to manage the company on a day to day basis while guiding a strategic evaluation designed to ensure long term success.  Under the Agreement, Mr. Garton will serve as the President and Chief Executive Officer of AMR Eagle and will continue to serve as an executive officer of AMR and American, reporting to the Chief Executive Officer of AMR and American until any divestiture of AMR Eagle by AMR. Unless the Agreement is terminated in accordance with its terms, if AMR divests AMR Eagle and Mr. Garton accepts a comparable position with the divested company, AMR and American will: (i) provide Mr. Garton his accrued but unpaid compensation through the date of the divestiture, (ii) if he is not 55 at the time of the divestiture, either place him on leave until he reaches age 55 (facilitating his normal retirement from American) or provide him with the economic equivalent of the retirement and welfare benefits he would have received had he remained employed until he turned age 55, (iii) provide him the same rights in the equity awards granted to him prior to the divestiture as though he had remained employed by American, and (iv) provide any other amounts or benefits he was eligible to receive at the time of the divestiture.  If Mr. Garton declines to accept the position, in addition to foregoing benefits, American will pay Mr. Garton one year's base salary. If AMR has not divested AMR Eagle by June 10, 2012, or if it is divested and he is not offered a comparable position with the divested company with substantially similar total annual compensation, Mr. Garton is also entitled to receive (x) a severance amount equal to two times his base salary and target annual bonus and (y) the costs of COBRA coverage for the maximum period then allowed at law (currently 18 months), unless in either case he accepts an offer of continued employment with American.  The description of the terms of the Agreement is qualified in its entirely by reference to the Agreement, a copy of which his attached as Exhibit 99.2 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press release of AMR Corporation dated June 10, 2010

Exhibit 99.2 American Eagle Assignment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  June 11, 2010